Exhibit 99.1

LIQUIDITY SERVICES, INC. ANNOUNCES FIRST QUARTER 2007 FINANCIAL RESULTS

— Revenue of $45.2 million up 40% — Gross Merchandise Volume (GMV) of $53.2 million up 45% - Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) of $4.1 million up 29% —

WASHINGTON — February 7, 2007 - Liquidity Services, Inc. (NASDAQ: LQDT; www.liquidityservicesinc.com) today reported its financial results for its fiscal first quarter ended December 31, 2006 (Q1-07).  Liquidity Services, Inc. is a leading online auction marketplace for wholesale, surplus and salvage assets.

Liquidity Services, Inc. (LSI or the Company) reported record consolidated Q1-07 revenue of $45.2 million, representing a growth rate of approximately 40% when compared to the prior year’s comparable period; and record adjusted EBITDA of $4.1 million, representing a growth rate of approximately 29% when compared to the prior year’s comparable period.  LSI also reported record GMV of $53.2 million for Q1-07, representing a growth rate of approximately 45% when compared to the prior year’s comparable period.  GMV is the total sales volume of all merchandise sold through our marketplaces during a given period.

Net income in Q1-07 was $2.3 million or $0.08 diluted earnings per share. Adjusted net income in Q1-07 was $2.5 million or $0.09 adjusted diluted earnings per share, up 50% when compared to the prior year’s comparable period.

LSI enables buyers and sellers to transact in an efficient, automated online auction environment. The Company’s marketplaces provide professional buyers access to a global, organized supply of wholesale, surplus and salvage assets presented with digital images and other relevant product information. Additionally, LSI enables its corporate and government sellers to enhance their financial return on excess assets by providing a liquid marketplace and value-added services that are integrated into a single offering. The Company organizes its products into categories across major industry verticals such as consumer electronics, general merchandise, apparel, scientific equipment, aerospace parts and equipment, technology hardware, and scrap metals. The Company’s online auction marketplaces are www.liquidation.com, www.govliquidation.com and www.liquibiz.com. LSI also operates a wholesale industry portal, www.goWholesale.com, that connects advertisers with buyers seeking products for resale and related business services.

The Company’s ability to create liquid marketplaces for wholesale, surplus and salvage assets generates a continuous flow of goods from its corporate and government sellers. This flow of goods in turn attracts an increasing number of professional buyers to the marketplaces.

“Q1 was another strong quarter for LSI as corporate and government sellers continued to leverage our online platform and integrated services to sell goods in the reverse supply chain,” said Bill Angrick, Chairman and CEO of LSI.  “Our performance during the quarter reflected solid execution of our business strategy as our commercial business grew approximately 156% over the prior year period and 72% sequentially from Q4-06. Our scrap business with the Department of Defense (DoD), which grew approximately 80% over the prior year period, also contributed to strong growth in GMV and Adjusted EBITDA during the quarter. We believe Q1-07 results demonstrate that corporations and government agencies are increasingly relying on our online platform and service offerings to realize greater returns and efficiencies in the tracking and sale of surplus and salvage assets.”

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Business Outlook

The following forward-looking statements are based on current business trends and our current operating environment, including (i) the reengineering of certain business and inventory processes in our Surplus business with the Department of Defense (DoD); (ii) the fact that we have yet to realize the full potential of our new distribution center operations where we have made significant upfront investments in personnel, processes, equipment, and new value-added services to support a much larger commercial business in the future; and (iii) the acquisition of STR, Inc., which closed on October 16, 2006.  Our results may be materially affected by changes in business trends and our operating environment, as well as by other factors, including investments we expect to make in our infrastructure and value-added services to support new business in both commercial and public sector markets.

Our Scrap contract with the DoD includes an incentive feature, which can increase the amount of profit sharing distribution we receive from 20% up to 22%.  Payments under this incentive feature are based on the amount of scrap we sell for the DoD to small businesses during the preceding 12 months as of June 30th of each year.  Therefore, we will record this benefit, to the extent achieved for the 12 months ended June 30, 2007, in the quarter ended June 30, 2007.  We are eligible to receive this incentive in each year of the term of the Scrap contract. For the purposes of providing guidance regarding our projected financial results for fiscal year 2007, we have assumed that we will receive this incentive in the quarter ended June 30, 2007.  In addition, there are incentive features in our Surplus contract that allow us to earn up to an additional 5.5% of the profit sharing distribution above our new base rate of 25%, which began December 1, 2006.  For the purposes of providing guidance regarding our projected financial results for fiscal year 2007, we have assumed that we will not receive any of the Surplus contract incentive payments , as the period we would be eligible to record such incentive may not occur until the fourth quarter of Fiscal Year 2007 or the first quarter of Fiscal Year 2008.

Our guidance adjusts EBITDA and Diluted EPS for the effects of the adoption of FAS 123 (R), which we estimate to be approximately $525,000 to $575,000 for each of the remaining quarters in fiscal year 2007.

GMV — We expect GMV for FY2007 to range from $220 million to $225 million.  We expect GMV for Q2-07 to range from $50 million to $52 million.

Adjusted EBITDA — We expect Adjusted EBITDA for FY2007 to range from $19 million to $20 million.  We expect Adjusted EBITDA for Q2-07 to range from $4.0 million to $4.2 million.

Adjusted Diluted EPS — We estimate Adjusted Earnings Per Diluted Share for FY2007 to range from $0.40 to $0.42.  In Q2-07, we estimate Adjusted Earnings Per Diluted Share to be approximately $0.09.

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Key Q1-07 Operating Metrics

Registered Buyers — At the end of Q1-07, registered buyers totaled approximately 565,000, representing a 36% increase over the approximately 415,000 registered buyers at the end of Q1-06.

Auction Participants — Auction participants, defined as registered buyers who have bid in an auction during the period (a registered buyer who bids in more than one auction is counted as an auction participant in each auction in which he or she bids), increased to approximately 247,000 in Q1-07, an approximately 10% increase over the approximately 225,000 auction participants in Q1-06.

Completed Transactions — Completed transactions increased to approximately 49,000, an approximately 4% increase for Q1-07 from the approximately 47,000 completed transactions in Q1-06.  In addition, we experienced a 40.0% increase in the average value of our transactions, over the same period, resulting from product mix, lotting and merchandising strategies, and buyer demand.

GMV and Revenue Mix — GMV and revenue continue to diversify due to the continued rapid growth in our commercial and scrap businesses.  As a result, the percentage of GMV and revenue derived from the DoD Surplus Contract (under which our revenue is based on the profit-sharing model) has decreased to 34.7% and 40.9%, respectively, versus 56.4% and 64.3%, respectively, in the prior year period.  GMV and revenue derived from our commercial marketplaces business, which includes the acquired STR business and our Liquidation.com marketplace, increased to 37.8% and 25.1%, respectively, from 21.4% and 8.1%, respectively, in the prior year period.  The table below summarizes the GMV and revenue from the Company’s two significant contracts with the DoD (Surplus and Scrap), and our commercial and international businesses.

GMV Mix

	Q1-07	Q1-06
Profit-Sharing Model:
Surplus	34.7%	56.4%
Scrap	23.5%	19.0%
Total Profit Sharing	58.2%	75.4%

Commercial Marketplaces:
Consignment Model	23.5%	19.3%
Purchase Model	14.3%	2.1%
Total Commercial Marketplaces	37.8%	21.4%

International and Other	4.0%	3.2%
Total	100.0%	100.0%

Revenue Mix

	Q1-07	Q1-06
Profit-Sharing Model:
Surplus	40.9%	64.3%
Scrap	27.7%	21.6%
Total Profit Sharing	68.6%	85.9%

Commercial Marketplaces:
Consignment Model	8.2%	5.7%
Purchase Model	16.9%	2.4%
Total Commercial Marketplaces	25.1%	8.1%

International and Other	6.3%	6.0%
Total	100.0%	100.0%

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Liquidity Services, Inc.

Reconciliation of GAAP to Non-GAAP Measures

EBITDA and Adjusted EBITDA.  EBITDA is a supplemental non-GAAP financial measure and is equal to net income plus (a) interest income and expense and other income, net; (b) provision for income taxes; (c) amortization of contract intangibles; and (d) depreciation and amortization. Our definition of Adjusted EBITDA differs from EBITDA because we further adjust EBITDA for stock compensation expense.

	Three months Ended December 31,
	2006	2005
	(In thousands)
	(Unaudited)
Net income	$2,313	$1,468
Interest (income) expense and other income, net	(598)	363
Provision for income taxes	1,542	979
Amortization of contract intangibles	203	203
Depreciation and amortization	273	153

EBITDA	3,733	3,166
Stock compensation expense	364	9

Adjusted EBITDA	$4,097	$3,175

Adjusted Net Income and Adjusted Basic and Diluted Earnings Per Share.  Adjusted net income is a supplemental non-GAAP financial measure and is equal to net income plus tax effected stock compensation expense.  Adjusted basic and diluted earnings per share are determined using Adjusted Net Income.

	Three Months Ended December 31,
	2006	2005
	(Dollars in thousands, except per share data)
	(Unaudited)
Net income	$2,313	$1,468
Stock compensation expense (net of tax)	219	5

Adjusted net income	$2,532	$1,473

Adjusted basic earnings per common share	$.09	$.08

Adjusted diluted earnings per common share	$.09	$.06

Basic weighted average shares outstanding	27,597,419	19,034,172

Diluted weighted average shares outstanding	28,449,429	22,848,367

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Conference Call

The Company will host a conference call to discuss the fiscal first quarter 2007 results at 5 p.m. Eastern Time today.  Investors and other interested parties may access the teleconference by dialing (800) 901-5248 or (617) 786-4512and providing the participant pass code 93989208.  A live web cast of the conference call will also be provided on the Company’s investor relations website at http://www.liquidityservicesinc.com.  A replay of the web cast will be available on the Company’s website for 30 calendar days ending March 9, 2007 at 11:59 p.m. ET.  An audio replay of the teleconference will also be available until March 9, 2007 at 11:59 p.m. ET.  To listen to the replay, dial (888) 286-8010 or (617) 801-6888and provide pass code 14270194.  Both replays will be available starting at 7:00 p.m. on February 7.

Non-GAAP Measures

To supplement the Company’s consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of certain components of financial performance.  These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA and Adjusted Net Income and Adjusted Earnings Per Share.  These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and prospects for the future.  We use EBITDA and Adjusted EBITDA: (a) as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis because the measures do not reflect the impact of items not directly resulting from our core operations; (b) for planning purposes, including the preparation of our internal annual operating budget; (c) to allocate resources to enhance the financial performance of our business; (d) to evaluate the effectiveness of our operational strategies; and (e) to evaluate our capacity to fund capital expenditures and expand our business.

We believe these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating measures.  In addition, because we have historically reported certain non-GAAP measures to investors, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting.  These measures should be considered in addition to financial information prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, can be found in the financial tables included in this press release.

Supplemental Operating Data

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain supplemental operating data as a measure of certain components of operating performance. LSI reviews GMV because it provides a measure of the volume of goods being sold in its marketplaces and thus the activity of those marketplaces. GMV and our other supplemental operating data, registered buyers, auction participants and completed transactions also provide a means to evaluate the effectiveness of investments that we have made and continue to make in the areas of customer support, value-added services, product development, sales and marketing and operations. Therefore, We believe this supplemental operating data provides useful information to both management and investors.  In addition, because LSI has historically reported certain supplemental operating data to investors, we believe the inclusion of this supplemental operating data provides consistency in our financial reporting.  This data should be considered in addition to financial information prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results.

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Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook.  You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time. There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

Contact:

Julie Davis

Director, Investor Relations

202.467.6868 ext. 234

julie.davis@liquidityservicesinc.com

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Liquidity Services, Inc. and Subsidiaries

Consolidated Balance Sheets

(In Thousands)

	December 31,	September 30,
	2006	2006
	(Unaudited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$58,659	$66,647
Other current assets	13,424	9,264
Total current assets	72,083	75,911
Property and equipment, net	3,325	2,362
Intangible assets and goodwill, net	16,533	8,587
Other assets	1,882	1,178
Total assets	$93,823	$88,038
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other	$8,076	$7,356
Profit-sharing distributions payable	8,185	7,736
Consignment payables	7,379	6,658
Current portion of capital lease obligations and long-term debt	30	79
Total current liabilities	23,670	21,829
Long-term liabilities, net of current portion	1,337	457
Total liabilities	25,007	22,286
Stockholders’ equity	68,816	65,752
Total liabilities and stockholders’ equity	$93,823	$88,038

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Liquidity Services, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended December 31,
	2006	2005

Revenue	$45,167	$32,207
Costs and expenses:
Cost of goods sold (excluding amortization)	8,462	2,367
Profit-sharing distributions	18,729	18,170
Technology and operations	7,843	4,055
Sales and marketing	2,964	1,816
General and administrative	3,436	2,633
Amortization of contract intangibles	203	203
Depreciation and amortization	273	153

Total costs and expenses	41,910	29,397

Income from operations	3,257	2,810
Interest income and (expense) and other income, net	598	(363)

Income before provision for income taxes	3,855	2,447
Provision for income taxes	(1,542)	(979)

Net income	$2,313	$1,468

Basic earnings per common share	$.08	$.08

Diluted earnings per common share	$.08	$.06

Basic weighted average shares outstanding	27,597,419	19,034,172

Diluted weighted average shares outstanding	28,449,429	22,848,367